UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) June 10, 2026

Consensus Cloud Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40750	87-1139414
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 S. Flower Street, 15th Floor
Los Angeles, California 90017
(Address of principal executive offices) (Zip Code)

(323) 860-9200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCSI	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 10, 2026, Consensus Cloud Solutions, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The Company’s stockholders voted on four proposals at the Annual Meeting, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2026.

The final results for each proposal considered at the Annual Meeting are set forth below.

1.The following nominees were elected as directors, each to hold office until the 2027 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified, by the vote set forth below:

	For	Against	Abstain	Broker Non-Votes
Douglas Bech	13,949,892	683,229	17,000	1,435,235
Elaine Healy	14,183,272	462,359	4,490	1,435,235
Stephen Ross	14,002,065	642,696	5,360	1,435,235
Nathaniel Simmons	14,026,532	606,362	17,227	1,435,235
Pamela Sutton-Wallace	13,793,895	851,741	4,485	1,435,235
Scott Turicchi	14,185,796	459,683	4,642	1,435,235

2.The appointment of Deloitte & Touche, LLP to serve as the Company’s independent auditor for fiscal 2026 was approved by the vote set forth below:

For	Against	Abstain	Broker Non-Votes
16,049,689	33,291	2,376	0

3.The compensation of the Company’s named executive officers was approved by the vote set forth below:

For	Against	Abstain	Broker Non-Votes
14,160,852	484,527	4,742	1,435,235

4. An amendment and restatement of the Company’s 2021 Stock Incentive Plan was approved by the vote set forth below:

For	Against	Abstain	Broker Non-Votes
13,239,382	1,406,100	4,639	1,435,235

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consensus Cloud Solutions, Inc. (Registrant)

Date:	June 10, 2026	By:	/s/ Vithya Aubee
Vithya Aubee Vice President and Secretary